EXHIBIT 99.1


TARRANT APPAREL GROUP REPORTS THIRD QUARTER RESULTS

REVENUE INCREASES 28%; NET INCOME TOTALS $1.6 MILLION


LOS ANGELES--(BUSINESS WIRE)--Tarrant Apparel Group (NASDAQ: TAGS), a design and sourcing company for private label and private brand casual apparel, today announced financial results for the three months and nine months ended September 30, 2007.

RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2007

The Company reported net sales of $70.2 million in the third quarter of 2007, a 28% increase compared to $54.6 million in the same period in 2006. Private Brands sales were $12.0 million in the 2007 quarter, a 41% increase compared to $8.5 million in the third quarter of 2006, with the increase coming mainly from an increase in sales of American Rag CIE brand to Macy's Merchandising Group in the third quarter of 2007. Private Label sales increased 26% in the 2007 quarter to $58.2 million from $46.1 million reported in the same period last year.

Gross profit for the third quarter of 2007 was $12.9 million, a 9% increase compared to $11.8 million in the third quarter of 2006. As a percentage of net sales, gross profit declined from 21.6% in the third quarter of 2006 to 18.4% in the third quarter of 2007. The decrease in gross margin in 2007 was due primarily to a $1.4 million markdown taken on certain fabric inventory in Mexico.

Selling, general, and administrative expenses for the third quarter of 2007 were $9.9 million compared to $9.1 million in the 2006 third quarter. As a percentage of net sales, selling, general and administrative expenses decreased to 14.1% versus 16.7% for the same period of the prior year.

Income from operations was $2.7 million in the third quarter of 2007 compared to a loss of $24.7 million in the third quarter of 2006. The 2006 results included a non-cash charge from the reserve of certain notes receivable (associated with the company's previously owned Mexico operation) amounting to $27.1 million.

Other expenses included a non-cash charge of $5.0 million in connection with the write-off of all the capitalized costs after the Company's full repayment of its credit facility with Guggenheim Corporate Funding, LLC. These charges were partially offset by a gain under other income of $3.75 million on the sale of certain Mexico interests to Tavex Algodonera, S.A. Finally, a net reduction by $1.7 million in tax provisions under FIN 48 resulted in a tax credit of $1.3 million for the quarter.

Net income after tax for the 2007 third quarter was $1.6 million (or income of $
0.05 a share on both basic and diluted basis) compared to a loss of $25.4 million (or a loss of $ 0.83 per share on both basic and diluted basis) for the 2006 third quarter.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

For the nine months ended September 30, 2007, Tarrant Apparel had net sales of $186.4 million compared to $175.0 million in the same period in fiscal 2006. Private Label sales, and sales of the American Rag brand both grew in the first nine months of 2007, as compared to the same period of 2006. This helped to partially offset the absence of sales in three other Private Brands lines in 2007, as compared to 2006.

Gross profit for the first nine months of 2007 was $37.8 million, compared to $37.0 million for the first nine months of 2006. As a percentage of net sales, gross profit was 20.3% in the first nine months of 2007 compared to 21.1% in the first nine months of 2006. Gross profit for the first nine months of 2007 was reduced by the $1.4 million markdown on Mexico fabric inventory described above.

The Company had net income of $1.4 million (or income of $0.05 per basic and diluted share) in the first nine months of 2007, compared to a net loss of $23.9 million (or a loss of $0.78 per basic and diluted share) in the first nine months of 2006. The fiscal 2007 results were impacted by a charge for $2 million in the first quarter of 2007 for due diligence and other fees incurred in connection with the subsequently terminated acquisition of The Buffalo Group; as well as the other charges outlined above in the third quarter.

"We are pleased by the improvement in net revenues and net income," said Gerard Guez, Chairman and Interim CEO of Tarrant Apparel Group. "The results reflect the popularity of the American Rag CIE line, the success of our Private Label business which helped to drive profitability, along with tight management of operating expenses. Finally, the liquidation of most all the Mexican assets for cash has enabled us to repay in full the most expensive credit facilities, thus further reducing our cost of capital on an ongoing basis."

2007 BUSINESS OUTLOOK

During the third quarter, the Company repaid all amounts due under its credit facility with certain lenders and Guggenheim, as administrative agent and collateral agent for the lenders. The repayment is expected to save Tarrant approximately $1.8 million per annum in interest costs (at current rates) and approximately $1.5 million per annum in amortization (non-cash) of capitalized costs mentioned above. Guggenheim and the lenders agreed to waive an early prepayment penalty provided for in the credit agreement and the credit agreement and other loan documents have been terminated.

The Company reiterated its previous Business Outlook, which called for 2007 full-year net revenue of $230 million to $240 million.

CONFERENCE CALL

The Company will host a conference call and audio webcast at 10 a.m. Eastern Time today to discuss the results and outlook for 2007. The conference call may be accessed by dialing (800) 773-2950 (Domestic), or (847) 585-4436 (International). A replay will be available through December 8th by dialing
(888) 203-1112 (Domestic) or (719) 457-0820 (International). The required pass code for the conference call and replay is 7244233.

A live broadcast of the conference call can also be accessed via the Internet at http://www.tags.com. The archive of the webcast will be available for 30 days following the conclusion of the teleconference.

FORWARD LOOKING STATEMENT

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include sales guidance for fiscal 2007 and expected savings from repayment of debt. Factors which could cause actual results to differ materially from these forward-looking statements include a softening of retail or consumer acceptance of the Company's products, pricing pressures and other competitive factors, continued intervention of the


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


U.S. government in China imports and the unanticipated loss of a major customer. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                              TARRANT APPAREL GROUP
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                                              September 30,   December 31,
                                                                                                  2007            2006
                                                                                              ------------    ------------
                                                                                              (unaudited)
ASSETS
Current assets:
     Cash and cash equivalents ............................................................   $      1,644    $        905
     Accounts receivable, net of $2.2 million and $2.1 million allowance for returns,
          discounts and bad debts at September 30, 2007 and December 31, 2006, respectively         49,010          48,080
     Due from related parties .............................................................          8,638           3,688
     Inventory ............................................................................         10,913          17,774
     Temporary quota rights ...............................................................             41              32
     Prepaid expenses .....................................................................          1,191           1,515
     Deferred tax assets ..................................................................            148             124
     Income taxes receivable ..............................................................           --                25
                                                                                              ------------    ------------

     Total current assets .................................................................         71,585          72,143

Property and equipment, net of $9.6 million and $9.4 million accumulated
     depreciation at September 30, 2007 and December 31, 2006, respectively ...............          1,571           1,414
Notes receivable-related parties,  net of $27.1 million reserve at December 31, 2006 ......           --            14,000
Due from related parties ..................................................................          3,557           4,168
Equity method investment ..................................................................          2,293           2,151
Deferred financing cost, net of $1.0 million and $1.7 million accumulated amortization
     at September 30, 2007 and December 31, 2006, respectively ............................            259           2,449
Other assets ..............................................................................            233           6,224
Goodwill, net .............................................................................          8,583           8,583
                                                                                              ------------    ------------

Total assets ..............................................................................   $     88,081    $    111,132
                                                                                              ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term bank borrowings ...........................................................         12,685          13,696
     Accounts payable .....................................................................         19,027          22,686
     Accrued expenses .....................................................................          8,891           8,908
     Derivative liabilities ...............................................................           --               196
     Income taxes .........................................................................         17,278          16,865
     Current portion of long-term obligations and factoring arrangement ...................         11,304          19,586
                                                                                              ------------    ------------

     Total current liabilities ............................................................         69,185          81,937


Term Loan, net of $4.3 million debt discount at December 31, 2006 .........................           --            11,213

Other long-term obligations ...............................................................           --                 5
                                                                                              ------------    ------------
Total liabilities .........................................................................         69,185          93,155

Minority interest in PBG7 .................................................................             50              55

Commitments and contingencies .............................................................           --              --

Shareholders' equity:
     Preferred stock, 2,000,000 shares authorized;  no shares issued and outstanding at September 30, 2007 and December 31, 2006
     Common stock, no par value, 100,000,000 shares authorized: 30,543,763
        shares issued and outstanding at September 30, 2007 and December 31, 2006 .........        114,977         114,977
     Warrants to purchase common stock ....................................................          7,314           7,314
     Contributed capital ..................................................................         10,561          10,192
     Accumulated deficit ..................................................................       (111,987)       (112,410)
     Notes receivable from officer/shareholder ............................................         (2,019)         (2,151)
                                                                                              ------------    ------------
     Total shareholders' equity ...........................................................         18,846          17,922

Total liabilities and shareholders' equity ................................................   $     88,081    $    111,132
                                                                                              ============    ============


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


                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATION
                        (in thousands, except share data)

                                                             THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                SEPTEMBER 30,                   SEPTEMBER 30,
                                                        ----------------------------    ----------------------------
                                                            2007            2006            2007            2006
                                                        ------------    ------------    ------------    ------------
                                                         (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)

Net sales ...........................................   $     62,920        $ 54,645    $    172,240    $    174,989
Net sales to related party ..........................          7,283            --            14,170            --
                                                        ------------    ------------    ------------    ------------
Total net sales .....................................              .          70,203          54,645         186,410
                                                                                                             174,989


Cost of sales .......................................         50,596          42,844         135,641         138,007
Cost of sales to related party ......................          6,659            --            12,920            --
                                                        ------------    ------------    ------------    ------------
Total cost of sales .................................         57,255          42,844         148,561
                                                                                                             138,007

Gross profit ........................................         12,948          11,801          37,849          36,982
Selling and distribution expenses ...................          3,754           2,568          10,545           8,296
General and administrative expenses .................          6,111           6,551          18,838          19,915
Royalty expenses ....................................            422             264           1,213           2,099
Loss on notes receivable - related parties ..........           --            27,137            --            27,137
Terminated acquisition expenses .....................           --              --             2,000            --
                                                        ------------    ------------    ------------    ------------

Income (loss) from operations .......................          2,661         (24,719)          5,253         (20,465)
Interest expense ....................................         (1,283)         (1,562)         (3,846)         (4,696)
Interest income .....................................             40             165             127           1,132
Interest (loss) in income of equity method investee .             15              (7)            142             103
Other income ........................................          3,867             109           4,019             233
Adjustment to fair value of derivative ..............           --               729             196             511
Other  expense ......................................         (4,954)           --            (4,965)           (400)
                                                        ------------    ------------    ------------    ------------

Income (loss) before provision for income taxes .....            346         (25,285)            926         (23,582)
Provision (credit) for income taxes .................         (1,266)             81            (492)            341
Minority interest ...................................              3              14               5              18
                                                        ------------    ------------    ------------    ------------

Net income (loss) ...................................   $      1,615    $    (25,352)   $      1,423    $    (23,905)
                                                        ============    ============    ============    ============

Net income (loss) per share:
     Basic ..........................................   $       0.05    $      (0.83)   $       0.05    $      (0.78)
                                                        ============    ============    ============    ============

     Diluted ........................................   $       0.05    $      (0.83)   $       0.05    $      (0.78)
                                                        ============    ============    ============    ============


Weighted average common and common equivalent shares:
     Basic ..........................................     30,543,763      30,543,763      30,543,763      30,546,217
                                                        ============    ============    ============    ============

     Diluted ........................................     30,543,763      30,543,763      30,543,875      30,546,217
                                                        ============    ============    ============    ============


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